Exhibit 2.1

SHARE EXCHANGE AGREEMENT

AMONG

CADENCE II, LLC

SAGE INTERACTIVE, INC.

AND

JOHN MCCAWLEY

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SHARE EXCHANGE AGREEMENT

          SHARE EXCHANGE AGREEMENT, dated as of August 31, 2009, among CADENCE II, LLC, a Colorado limited liability company (“Cadence LLC”), SAGE INTERACTIVE, INC., a Nevada corporation (“Sage”), and JOHN McCAWLEY (the “Member”).

          WHEREAS, Sage wishes to acquire 100% of the membership interest of Cadence LLC owned by the Member on the terms set forth herein; and

          WHEREAS, Cadence LLC desires to assist Sage in so acquiring all of the membership interests of Cadence LLC; and

          WHEREAS, the Member agrees to exchange his membership interest in Cadence LLC on the terms set forth herein; and

          WHEREAS, the parties hereto intend that the transactions set forth herein be treated as an exchange under §351 of the Internal Revenue Code of 1986, as amended, and for the avoidance of doubt, not as a merger under any state law.

          NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF SAGE

          Sage hereby represents and warrants to Cadence LLC and the Member that:

          1.1 Organization. Sage is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it.

          1.2 Capital. The authorized capital stock of Sage consists of (i) 100,000,000 authorized shares of $0.01 par value common stock (“Common Stock”), of which 920,000 shares are issued and outstanding, and (ii) 5,000,000 shares of preferred stock, none of which are issued and outstanding. The outstanding Common Stock is held by the Persons (including for purposes of Article VIII hereto, the Member) and in the numbers set forth on Schedule 1.2 (each a “Stockholder” and together, the “Stockholders”). For purposes of this Agreement, “Person” shall mean any individual, limited liability company, partnership, joint venture, corporation, trust, unincorporated organization and government or department or agency thereof. All of the outstanding Common Stock have been duly and validly issued, and are fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Sage to issue or to transfer from treasury any additional shares of its capital stock of any class.

          1.3 Subsidiaries. Sage does not own any interest in any other enterprise.

          1.4 Financial Statements. The financial statements contained in Sage’s Annual Reports on Form 10-K for the fiscal years ended July 31, 2008 and 2007 and Quarterly Reports on Form 10-Q for the quarters ended October 31, 2008, January 31, 2009 and April 30, 2009 (the “Sage Financial Statements”) have been prepared in accordance with generally accepted accounting principles and practices in the United States consistently followed by Sage throughout the periods indicated, and fairly present the financial position of Sage as of the dates of the balance sheets included in the Sage Financial Statements and the results of operations for the periods indicated.

          1.5 Absence of Changes. Since July 31, 2008 there has not been any change in the financial condition or operations of Sage, other than changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

          1.6 Absence of Undisclosed Liabilities. As of the date hereof, Sage does not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the Sage Financial Statements.

          1.7 Tax Returns. Sage has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. There are no present disputes as to taxes of any nature payable by Sage.

          1.8 Proprietary Rights. Sage does not have any patents, trademarks, service marks, trade names or copyrights.

          1.9 Compliance with Laws. Sage has complied in all material respects with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws. Since July 10, 2007, Sage has filed on a timely basis all filings that would have been required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, if Sage had been required to make such filings under the Exchange Act during such period.

          1.10 Litigation. Sage is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Sage, threatened against or affecting Sage or its business, assets or financial condition. Sage is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Sage is not engaged in any material litigation to recover monies due to it.

          1.11 Authority. The board of directors and the Stockholders, of Sage have authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and Sage has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of Sage and is enforceable in accordance with its terms and conditions. No further action by the Stockholders is necessary to authorize this Agreement or the transactions contemplated herein.

          1.12 Ability to Carry Out Obligations. The execution and delivery of this Agreement by Sage and the performance by Sage of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (i) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which Sage is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (ii) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Sage, or (iii) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Sage

          1.13 Assets. Sage has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances.

          1.14 Material Contracts. Sage has no material contracts, as defined in Item 601 of Regulation S-B under the Exchange Act (“Material Contracts”), other than those filed as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2008.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF CADENCE LLC

          Cadence LLC represents and warrants to Sage that:

          2.1 Organization. Cadence LLC is a limited liability company duly organized, validly existing and in good standing under the laws of Colorado, has all necessary limited liability company powers to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

          2.2 Membership Interests. 100% of the outstanding membership interests of Cadence LLC are owned by the Member. All of the outstanding membership interests have been duly and validly issued, and are fully paid and nonassessable. There are no other outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Cadence LLC to issue or to transfer from treasury any additional membership interests of any class.

          2.3 Subsidiaries. Cadence LLC has no subsidiaries.

          2.4 Financial Statements. Schedule 2.4 hereto consists of the audited financial statements of Cadence LLC for the years ended December 31, 2007 and 2008 and the unaudited financial statements of Cadence LLC for the six months ended June 30, 2009 (the “Cadence LLC Financial Statements”). The Cadence LLC Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Cadence LLC throughout the period indicated, and fairly present the financial position of Cadence LLC as of the dates of the balance sheets included in the Cadence LLC Financial Statements and the results of operations for the periods indicated.

          2.5 Absence of Changes. Except as contemplated by this Agreement, since December 31, 2008, there has not been any material change in the financial condition or operations of Cadence LLC, except for changes in the ordinary course of business.

          2.6 Absence of Undisclosed Liabilities. Except as set forth on Schedule 2.6, as of December 31, 2008, Cadence LLC did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the Cadence LLC Financial Statements.

          2.7 Tax Returns. Within the times and in the manner prescribed by law, Cadence LLC has filed all federal, state and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable.

          2.8 Proprietary Rights. Cadence LLC owns and holds all necessary trademarks, service marks, trade names, copyrights, patents and proprietary information and other rights necessary or material to its business as now conducted or proposed to be conducted.

          2.9 Compliance with Laws. Cadence LLC has complied in all material respects with, and is not in violation of, applicable federal, state or local statutes, laws or regulations including federal and state securities laws.

          2.10 Litigation. Cadence LLC is not a defendant in any material suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Cadence LLC, threatened against or affecting Cadence LLC or its business, assets or financial condition. Cadence LLC is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Cadence LLC is not engaged in any material litigation to recover monies due to it.

          2.11 Authority. The Member and the manager of Cadence LLC have authorized the execution of this Agreement and the transactions contemplated herein, and Cadence LLC has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of Cadence LLC, and is enforceable in accordance with its terms and conditions against Cadence LLC.

          2.12 Ability to Carry Out Obligations. The execution and delivery of this Agreement by Cadence LLC and the performance by Cadence LLC of its obligations hereunder will not cause, constitute or conflict with or result in (i) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, operating agreement or other agreement or instrument to which Cadence LLC is a party, or by which it may be bound, nor will any consents or authorization of any party other than those hereto be required, (ii) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Cadence LLC, or (iii) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Cadence LLC.

          2.13 Assets. Except as set forth on Schedule 2.13, Cadence LLC has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances.

          2.14 Material Contracts. Schedule 2.14 sets forth all of Cadence LLC’s Material Contracts.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE MEMBER

          The Member represents and warrants to Sage that:

          3.1 Membership Interests. The Member is the sole member of Cadence LLC and owns all of the outstanding membership interests of Cadence LLC free and clear of all liens, claims and encumbrances. The Member has not granted any options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating the Member to transfer any membership interests of any class.

          3.2 Compliance with Laws. The Member has complied in all material respects with, and is not in violation of, applicable federal and state securities laws with respect to his membership interest in Cadence LLC.

          3.3 Litigation. The Member is not a defendant in any material suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of the Member, threatened against or affecting the Member or his business, assets or financial condition. The Member is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to him.

          3.4 Authority. The Member and the manager of Cadence LLC have authorized the execution of this Agreement and the transactions contemplated herein, and this Agreement is the legal, valid and binding obligation of the Member, and is enforceable in accordance with its terms and conditions against the Member.

          3.5 Ability to Carry Out Obligations. The execution and delivery of this Agreement by the Member and the performance by the Member of his obligations hereunder will not cause, constitute or conflict with or result in (i) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, or other agreement or instrument to which the Member is a party, or by which it may be bound, nor will any consents or authorization of any party other than those hereto be required, (ii) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of the Member, or (iii) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of the Member.

          3.6 Investment Representations.

(a)

The Common Stock acquired hereunder is for the Member’s own account and for investment purposes only and not with a view to any resale or distribution thereof, in whole or in part, to others, and the Member is not participating, directly or indirectly, in a distribution of Common Stock and will not take, or cause to be taken, any action that would cause the Member to be deemed an “underwriter” of Common Stock as defined in Section 2(11) of the Securities Act.

(b)

The Member acknowledges that he has had access to all materials, books, records, documents, and information relating to Sage that he, she or it desires and has been able to verify the accuracy of, and to supplement, the information contained therein. The Member has had an opportunity to ask questions of, and receive satisfactory answers from, representatives of Sage concerning the Common Stock and all material aspects of Sage and its current and proposed business, and any request for such information has been fully complied with to the extent Sage possessed such information or could acquire it without unreasonable effort or expense.

(c)	The Member is an “accredited investor” as defined in Rule 501 of the Securities Act of 1933 (the “1933 Act”).

ARTICLE IV

CONDITIONS PRECEDENT TO CADENCE LLC’S AND THE MEMBER’S PERFORMANCE

          4.1 Conditions. Cadence LLC’s and the Member’s obligations hereunder shall be subject to the satisfaction at or before the closing of the transaction contemplated hereby (the “Closing”) of all the conditions set forth in this Article IV. The day of the Closing is referred to herein as the “Closing Date.” Cadence LLC may waive (for itself and on behalf of the Member) any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Cadence LLC or the Member of any other condition or any of Cadence LLC’s and the Member’s other rights or remedies, at law or in equity, if Sage shall be in default of any of its representations, warranties or covenants under this Agreement.

(a)

Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Sage in this Agreement or in any written statement that shall be delivered to Cadence LLC or the Member by Sage under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

(b)

Performance. Sage shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

(c)

Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Sage, Cadence LLC or the Member on or before the Closing Date.

(d)

Officer’s Certificate. Sage shall have delivered to Cadence LLC a certificate signed by the President of Sage certifying that each of the conditions specified in this Article IV has been fulfilled and that all of the representations set forth in Article I are true and correct as of the Closing Date.

ARTICLE V

CONDITIONS PRECEDENT TO SAGE’S PERFORMANCE

          5.1 Conditions. Sage’s obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article V. Sage may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Sage of any other condition or any of Sage’s other rights or remedies, at law or in equity, if Cadence LLC or the Member shall be in default of any of its or his representations, warranties or covenants under this Agreement.

(a)

Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Cadence LLC and the Member in this Agreement or in any written statement that shall be delivered to Sage by Cadence LLC or the Member under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

(b)

Performance. Cadence LLC and the Member shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

(c)

Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Sage, Cadence LLC or the Member on or before the Closing Date.

(d)

Manager’s Certificate. Cadence LLC shall have delivered to Sage a certificate dated the Closing Date and signed by the manager of Cadence LLC certifying that each of the conditions specified in this Article V applicable to Cadence LLC has been fulfilled and that all of the representations set forth in Article II are true and correct as of the Closing Date.

(e)

Member’s Certificate. The Member shall have delivered to Sage a certificate dated the Closing Date and signed by the Member certifying that each of the conditions specified in this Article V applicable to the Member has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

(f)

Board of Directors. The board of directors of Sage shall consist solely of John McCawley and Mark Faris, and all members of Sage’s board directors prior to the Closing shall have resigned as directors.

ARTICLE VI

CLOSING

          6.1 Closing. The Closing shall be held at the offices of Brownstein Hyatt Farber Schreck, LLP, as soon as practicable following satisfaction or waiver of all the conditions set forth in Articles IV and V, unless extended by agreement of Sage and Cadence LLC. At the Closing, the Member shall contribute 100% of his membership interest in Cadence LLC to Sage in exchange for 10,580,000 shares of Common Stock.

ARTICLE VII

COVENANTS SUBSEQUENT TO THE CLOSING DATE

          7.1 Tax Consequences. It is intended by the Parties hereto that the Exchange shall constitute a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended. Each of the Parties agrees to report the Exchange for federal and state income tax purposes in a manner consistent with such characterization.

          7.2 Reservation of Shares for Incentive Stock Options. As soon as practicable after the Closing, Sage will adopt an incentive stock option plan and reserve up to 2,116,000 shares of Common Stock for issuance thereunder.

          7.3 Listing. As soon as practicable following the Closing Date, Sage shall use reasonable commercial efforts to list the Common Stock on the National Association of Securities Dealers, Inc.’s OTC Bulletin Board.

          7.4 Name Change. One day after the Closing Date, Sage shall take all steps necessary, including filing an amendment to its certificate of incorporation with the Secretary of State of Nevada, to change its name to Network Cadence Incorporated.

ARTICLE VIII

REGISTRATION RIGHTS

          8.1 Mandatory Registration. Sage shall prepare, and, as soon as practicable but in no event later than 60 days after the filing of the Super 8-K, file with the United States Securities and Exchange Commission (“SEC”) a Registration Statement (a “Registration Statement”) on Form S-1 covering the resale of Registrable Securities (as defined below) (the “Initial Registration Statement”). In the event that Form S-1 is unavailable for such a registration, Sage shall use such other form as is available for such a registration. The Initial Registration Statement shall register for resale at least 20% of the Registrable Securities (the “Required Registration Amount”). Sage shall use its best efforts to have the Initial Registration Statement declared effective by the SEC as soon as practicable. By 9:30 a.m. on the Business Day immediately following the date the Initial Registration Statement has been deemed effective by the SEC, Sage shall file with the SEC, in accordance with Rule 424 under the 1933 Act (“Rule 424”), the final prospectus to be used in connection with sales pursuant to the Initial Registration Statement. “Registrable Securities” shall mean all shares of Common Stock outstanding immediately after the Closing. “Business Day” shall mean any day other than Saturday, Sunday or any other day on which commercial banks in Denver, Colorado are authorized or required by law to remain closed. Stockholders who hold 1000 or fewer shares of Registrable Securities immediately after the Closing shall have the right to have 100% of their shares included in the Initial Registration Statement. The remaining Required Registration Amount shall be allocated pro-rata among the remaining Stockholders. In no event shall Sage include any securities other than Registrable Securities on the Initial Registration Statement without the prior written consent of the Member.

          8.2 Demand Registration. At any time after the Closing but only after such time as at least 90% of the Registrable Securities registered on the Initial Registration Statement have been sold, the Member may request up to three additional registrations on Form S-1 and unlimited registrations on Form S-3 (or any successor to such form (each, a “Demand Registration”)) of the outstanding Registrable Securities not already registered by the Initial Registration Statement; provided, that a Demand Registration shall always be filed on Form S-3 (or a successor form) if such form is available for the registration. Upon Sage’s receipt of a Demand Registration, Sage shall give all other Stockholders written notice thereof as soon as practicable, but in no event less than 10 days prior to the filing of such registration statement, and shall provide the Stockholders an opportunity to include in such registration statement all Registrable Securities requested by the Stockholders in writing to be included therein, subject to the limitations set forth in this Section 8.2. If any other Stockholder chooses to include in any such registration statement all or any part of the Registrable Securities it holds, such Stockholder shall, within 10 days after the above-described notice from Sage, so notify Sage in writing. Sage shall file a registration statement covering Registrable Securities requested to be registered pursuant to this Section 8.2 within 60 days of Sage’s receipt of a Demand Registration on Form S-1 and within 30 days of a Demand Registration on Form S-3. Sage shall use its best efforts to cause such registration statement to be declared effective by SEC within 120 days following Sage’s receipt of the Demand Registration, subject to any limitations imposed upon such registration by Rule 415 under the 1933 Act (“Rule 415”) and the SEC’s guidelines and limitations promulgated thereunder. Sage may include in a Demand Registration any securities that are not Registrable Securities. A registration will not count as a Demand Registration until it has become effective and includes 100% of the Registrable Securities requested by the Stockholders to be included in a Registration Statement.

          8.3 Piggy-Back Rights. If at any time on or after the Closing, Sage proposes to file a registration statement under the 1933 Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by Sage for its own account or any of its security holders for their account (or by Sage and by the Stockholders including, without limitation, pursuant to Section 8.2), other than a registration statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Stockholders, (iii) for an offering of debt that is convertible into equity securities of Sage or (iv) for a dividend reinvestment plan, then Sage shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than 10 days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five days following receipt of such notice (a “Piggy-Back Registration”). Sage shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of Sage and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration.

          8.4 Limit on Registrable Securities Included in Registration Statement. If, in the opinion of the managing underwriter named in a Registration Statement or if not an underwritten sale, in the opinion of a reputable investment banking firm engaged or hired by Sage, a limitation on the number of Registrable Securities to be included in a Registration Statement (the “Limitation Amount”) is necessary to effect an orderly public distribution, then Sage shall be obligated to include in such Registration Statement only such limited amount of Registrable Securities. In connection with a Demand Registration pursuant to Section 8.2, Sage shall allocate pro rata based on the percent interest held by all of the Stockholders requesting inclusion of Registrable Securities in such Registration Statement. In connection with a Registration Statement issued pursuant to Section 8.3 hereto, Sage shall first include all Registrable Securities the holders of which are entitled by right to inclusion in such Registration Statement, and then such addition amount of Registrable Securities up to the Limitation Amount pro rata based on the number of Registrable Securities for which registration is requested.

          8.5 Related Obligations. Sage will use its best efforts to effect the registration of Registrable Securities and, pursuant thereto, Sage shall have the following obligations. For the avoidance of doubt, the obligations set forth in Sections 8.5, 8.6, 8.7, 8.8, 8.9, 8.10. 8.11 and 8.12 shall apply not only to the Initial Registration Statement, but any subsequent Registration Statement to register Registrable Securities as set forth in Sections 8.2 and 8.3 hereto:

(a)

Sage shall submit to the SEC, within two Business Days after Sage learns that no review of a Registration Statement filed hereunder will be made by the staff of the SEC or that the staff has no further comments on such Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request. Sage shall keep each Registration Statement effective pursuant to Rule 415 at all time until the earlier of (i) the date as of which the Stockholders may sell all Registrable Securities covered by a Registration Statement without restriction pursuant to Rule 144(k) (or any successor thereto) promulgated under the 1933 Act, or (ii) the date on which the Stockholders shall have sold all Registrable Securities covered by such Registration Statement (the “Registration Period”). Sage shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

(b)

Sage shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to each Registration Statement and the prospectus used in connection with each Registration Statement, which prospectus is to be filed pursuant to Rule 424, as may be necessary to keep such Registration Statement effective at all times during the Registration Period and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities shall be been disposed of in accordance with the intended methods of disposition by the sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 8.5(b)) by reason of Sage filing a report on Form 10-Q, Form 10-K or any analogous report under the Exchange Act, Sage shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC within two Business Days of when the Exchange Act report is filed which created the requirement for Sage to amend or supplement each Registration Statement.

(c)

Sage shall use its best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Stockholders of Registrable Securities covered by each Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify Registrable Securities for sale in such jurisdictions; provided, however, that Sage shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify for but for this Section 8.5(c), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. Sage shall promptly notify each Stockholder who holds Registrable Securities of the receipt by Sage of any notification with respect to the suspension of the registration or qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of notice of the initiation or threatening of any proceeding for such purpose.

(d)

Sage shall notify each Stockholder in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 8.5(m) promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission. Sage shall also promptly notify each Stockholder in writing (i) when a prospectus supplement or post-effective amendment has been filed, and when each Registration Statement or post-effective amendment has become effective, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) Sage’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(e)

Sage shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Stockholder of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

(f)

If, after the execution of this Agreement, a Stockholder believes, after consultation with its legal counsel, that it could reasonably be deemed to be an underwriter of Registrable Securities, at the request of such Stockholder, Sage shall furnish to such Stockholder, on the date of the effectiveness of a Registration Statement and thereafter from time to time on such dates as such Stockholder may reasonably request (i) a letter, dated such date, from Sage’s independent certified public accountants to underwriters in an underwritten public offering, addressed to such Stockholder, and (ii) an opinion, dated as of such date, of counsel representing Sage for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to such Stockholder.

(g)

If, after the execution of this Agreement, a Stockholder believes, after consultation with its legal counsel, that it could be reasonably be deemed to be an underwriter of Registrable Securities, at the request of such Stockholder, Sage shall make available for inspection by (i) such Stockholder, (ii) its legal counsel, and (iii) one firm of accountants or other agents retained by all such Stockholders (collectively, the “Inspectors”) during regular business hours and upon reasonable notice, all pertinent financial and other records, and pertinent corporate documents and properties of Sage (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause Sage’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to a Stockholder) or use of any Record or other information which Sage determined in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in a Registration Statement or is otherwise required under the 1933 Act, (b) release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement. Each Stockholder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to Sage and all Sage, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between Sage and any Stockholder) shall be deemed to limit the Stockholders’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(h)

Sage shall hold in confidence and not make any disclosure of information concerning a Stockholder provided to Sage unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in a Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. Sage agrees that it shall, upon learning that disclosure of such information concerning a Stockholder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Stockholder and allow such Stockholder, at the Stockholder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(i)

Sage shall cooperate with the Stockholders and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such amount as the Stockholders may request and registered in such names as the Stockholders may request.

(j)

If requested by a Stockholder, Sage shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as a Stockholder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offer of Registrable Securities to be sold in such offering, and (ii) as soon as practicable make all required filings of such prospectus supplement or post effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

(k)

Sage shall make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of Sage’s fiscal quarter next following the effective date of a Registration Statement.

(l)	Sage shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(m)

Notwithstanding anything to the contrary herein, at any time after the Effective Date, Sage may delay the disclosure of material, non-public information concerning Sage, the disclosure of which at the time is not, in the good faith opinion of Sage’s board of directors, in the best interest of Sage and otherwise required (a “Grace Period”); provided, that Sage shall promptly (i) notify the Stockholders in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice Sage will not disclose the content of such material, non-public information to Stockholders) and the date on which the Grace Period will begin, and (ii) notify the Stockholders in writing of the date on which the Grace Period ends. A Grace Period shall begin on and include the date the Stockholders receive the notice referred to in clause (i) and shall end on and include the later of the date the Stockholders receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Article VIII hereof shall not be applicable during the period of any Grace Period. Upon expiration of the Grace Period, Sage shall be bound by the first sentence of Section 8.5(d) with respect to the information giving rise thereto unless such material, non-public is no longer applicable.

          8.6 Obligations of the Stockholders.

(a)

At least five Business Days prior to the first anticipated filing date of a Registration Statement, Sage shall notify each Stockholder in writing of the information Sage requires from each such Stockholder if such Stockholder elects to have any of such Stockholder’s Registrable Securities included in a Registration Statement. It shall be a condition precedent to the obligations of Sage to complete the registration pursuant to this Agreement with respect to Registrable Securities of a particular Stockholder that such Stockholder furnish to Sage such information regarding itself, Registrable Securities held by it and the intended method of disposition of Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of Registrable Securities and shall execute such documents in connection with such registration as Sage may reasonably request.

(b)

Each Stockholder agrees to cooperate with Sage as reasonably requested by Sage in connection with the preparation and filing of a Registration Statement hereunder, unless such Stockholder has notified Sage in writing of such Stockholder’s election to exclude all of such Stockholder’s Registrable Securities from a Registration Statement.

(c)

Each Stockholder agrees that, upon receipt of any notice from Sage of the happening of any event of the kind described in Section 8.5(d), such Stockholder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement until such Stockholder’s receipt of notice that the supplemented or amended prospectus contemplated by Section 8.5(d) has been filed with the SEC or receipt of notice that no supplement or amendment is required.

(d)

Each Stockholder covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom, in connection with sales of Registrable Securities pursuant to a Registration Statement.

          8.7 Expenses of Registration. All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to this Article VIII, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for Sage shall be paid by Sage

          8.8 Indemnification. In the event any Registrable Securities are included in a Registration Statement:

(a)

To the fullest extent permitted by law, Sage will, and hereby does, indemnify, hold harmless and defend each Stockholder, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Stockholder within the meaning of the 1933 Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if Sage files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading; (iii) any violation or alleged violation by Sage of the 1933 Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of Registrable Securities pursuant to a Registration Statement; or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to 8.8(c), Sage shall reimburse the Indemnified Persons promptly, as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 8.8(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to Sage by such Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by Sage to such Indemnified Person; and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Sage, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of Registrable Securities by the Stockholders pursuant to Section 8.11. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 8.8(a) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

(b)

In connection with a Registration Statement in which a Stockholder is participating, each such Stockholder agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 8.8(a), Sage, each of its directors, each of its officers who signs such Registration Statement and each Person, if any, who controls Sage within the meaning of the 1933 Act or the Exchange Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to Sage by such Stockholder expressly for use in connection with such Registration Statement; and, subject to Section 8.8(c), such Stockholder will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 8.8(b) and the agreement with respect to contribution contained in Section 8.9 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Stockholder, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Stockholder shall be liable under this Section 8.8(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds received by such Stockholder as a result of the sale of Registrable Securities pursuant to a Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of Registrable Securities by the Stockholders pursuant to Section 8.11. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 8.8(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

(c)

Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 8.8 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 8.8, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel selected by Sage and reasonably satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the proviso of the immediately preceding sentence shall be selected by the Stockholders holding at least a majority in interest of Registrable Securities included in such Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person that relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 8.8, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d)

The indemnification required by this Section 8.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e)

The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

          8.9 Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 8.8 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities that is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to a Registration Statement.

          8.10 Reports under the Exchange Act. With a view to making available to the Stockholders the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Stockholders to sell Registrable Securities to the public without registration (“Rule 144”), Sage agrees to:

(a)	make and keep public information available, as those terms are understood and defined in Rule 144;

(b)

file with the SEC in a timely manner all reports and other documents required of Sage under the 1933 Act and the Exchange Act, so long as Sage remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c)

furnish to each Stockholder so long as such Stockholder owns Registrable Securities, promptly upon request, (i) a written statement by Sage, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the Exchange Act, and (ii) such other information as may be reasonably requested to permit the Stockholders to sell such securities pursuant to Rule 144 without registration.

          8.11 Assignment of Registration Rights. The rights under this Article VIII shall be automatically assignable by the Stockholders to any transferee of all or any portion of such Stockholder’s Registrable Securities if: (i) the Stockholder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to Sage within a reasonable time after such assignment; (ii) Sage is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws; and (iv) at or before the time Sage receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with Sage to be bound by all of the provisions contained herein.

          8.12 Amendment of Registration Rights. Provisions of this Article VIII may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Sage and the holder of a majority of Registrable Securities. Any amendment or waiver effected in accordance with this Section 8.12 shall be binding upon each Stockholder and Sage No such amendment shall be effective to the extent that it applies to less than all of the holders of Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Article VIII.

ARTICLE IX

TERMINATION

          9.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing:

(a)	by mutual written consent of Sage and Cadence LLC;

(b)

by either Sage or Cadence LLC if the Closing shall not have been consummated on or before September 30, 2009 (unless, in the case of any such termination pursuant to this Section 9.1(b), the failure of such event to occur shall have been caused by the action or failure to act of the party seeking to terminate this Agreement, which action or failure to act constitutes a breach of such party’s obligations under this Agreement);

(c)

by either Sage or Cadence LLC if any permanent injunction, order, decree or ruling by any governmental entity of competent jurisdiction preventing the consummation of the Closing shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 9.1(c) shall have used its reasonable best efforts to remove such injunction or overturn such action;

(d)

by Sage if there has been a material breach by Cadence LLC of any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach is not curable or, if curable, is not cured within 10 days after written notice of such breach is given by Sage to Cadence LLC;

(e)

by Cadence LLC if there has been a material breach by Sage of any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach is not curable or, if curable, is not cured within 10 days after written notice of such breach is given by Cadence LLC to Sage; and

(f)

by Sage if its board of directors shall determine, in good faith and after consultation with outside counsel, that failure to terminate this Agreement may be inconsistent such board’s fiduciary duties.

          9.2 Effect of Termination. In the event of termination of this Agreement pursuant to this Article IX, the transactions contemplated hereby shall be deemed abandoned and this Agreement shall forthwith become void, except that the provisions of Section 10.11 shall survive any termination of this Agreement; provided, however, that nothing in this Agreement shall relieve any party from liability for any material breach of this Agreement.

ARTICLE X

MISCELLANEOUS

          10.1 Captions and Headings. The Article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

          10.2 No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

          10.3 Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

          10.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

          10.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

          10.6 Choice of Law. This Agreement and its application shall be governed by the laws of the state of Colorado.

          10.7 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.8 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the next Business Day when delivered to a recognized overnight courier service:

To Cadence LLC or the Member:

Cadence II, LLC
6560 S. Greenwood Plaza Bld., Ste. 400
Englewood, CO 80112
Attn: John McCawley
Fax: (303)

With a copy to:

Brownstein Hyatt Farber Schreck, LLP
410 17th Street, 22nd Floor
Denver, CO 80202
Attn: Jeff Knetsch
Fax: (303) 223-1111

To Sage:

Sage Interactive, Inc.
2340 S. Columbine Street
Denver, CO 80210
Attn: Brian Frenkel, President
Fax: (303) 379-1994

With a copy to:

Law Offices of Gary Agron
5445 DTC Parkway, Ste. 520
Englewood, CO 80111
Attn: Gary Agron
Fax: (303) 770-7354

          10.9 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

          10.10 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

          10.11 Expenses. Each party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

          10.12 Finders. The parties hereto represent that no finder has brought about this Agreement, and no finder’s fee has been paid or is payable by any party.

          10.13 Announcements. The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

          10.14 No Survival of Representations and Warranties. The representations and warranties of the parties set forth in this Agreement shall not survive the Closing.

[Signature Page Follows]

          In witness whereof, the parties have executed this Agreement on the date indicated above.

CADENCE II, LLC

By	/s/ John McCawley

John McCawley
Manager
/s/ John McCawley

John McCawley as the Member

NETWORK SAGE

By	/s/ Brian Frenkel

Brian Frenkel
President

Schedule 1.2

Stockholder List

Name	Number of Shares

Troy Andrewjeski	500

Adam Duman	1,000

Benjamin R. Francois and Staci E.
Francois Living Trust	1,000

Francois Education Trust	1,000

George Frenkel	1,000

Ruth Frenkel	1,000

Matthew Frenkel	1,000

Leigh Gates	500

Keenan Gates	500

Michael Gellman	500

Steven Green	1,000

Daniel Keefe	1,000

Andrew Klein	1,000

Manny Ladis	1,000

Bob Lazzeri	500

Lindsey Puder	1,000

John Puder	1,000

John D. Puder	1,000

Mathis Family Partners	500

Gary McAdams	500

Gary Mosko	500

Chet Schwartz	500

Steve Serenyi	1,000

Staci E. Smith Living Trust	1,000

Lawrence Underwood	500

Gary Agron	450,000

Jennifer Frenkel	450,000

Total	920,000

Schedule 2.4

Financial Statements

See attached.

INDEPENDENT AUDITOR’S REPORT

Board of Directors and Members
Cadence II, LLC
Englewood, Colorado

We have audited the accompanying balance sheets of Cadence II, LLC as of December 31, 2008 and 2007 and the related statements of operations, changes in members’ equity and cash flows for the years ended December 31, 2008 and 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cadence II, LLC as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years ended December 31, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Schumacher & Associates, Inc. Schumacher & Associates, Inc.
Certified Public Accountants
7931 S. Broadway, #314
Littleton, CO 80122

August 31, 2009

1

CADENCE II, LLC
dba NETWORK CADENCE
BALANCE SHEETS

	Unaudited June 30, 2009	December 31, 2008	December 31, 2007

ASSETS

Current Assets
Cash	$540,479	$1,439,766	$657,013
Accounts receivable	1,372,860	840,866	948,537
Other current assets	72,163	54,368	1,120

Total current assets	1,985,503	2,335,000	1,606,671

Property and Equipment
Computer related	74,927	58,630	36,492
Equipment and machinery	33,735	29,623	10,753
Other property and equipment	28,384	8,476	3,754

Subtotal	137,046	96,729	50,998
Accumulated depreciation	(65,000)	(36,888)	(10,119)

Net property and equipment	72,046	59,840	40,879

Other Assets
Goodwill	2,437,177	—	—
Security deposits	22,785	22,785	22,785
Advances to related parties	—	12,000	—

Total Other Assets	2,459,962	34,785	22,785

Total assets	$4,517,511	$2,429,625	$1,670,334

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities
Accounts payable	$214,980	$43,932	$41,695
Current portion of long term debt	1,120,000	—	—
Accrued liabilities	41,184	20,558	6,906

Total current liabilities	1,376,163	64,490	48,601

Long term debt	1,680,000	—	—

Total Liabilities	3,056,163	64,490	48,601

Commitments and Contingencies (Notes 1, 3, 4, 5, 7 and 8)	—	—	—

Members’ Equity (Deficit)
Members’ Equity	1,461,348	2,365,135	1,621,733

TOTAL LIABILITIES AND MEMBERS EQUITY	$4,517,511	$2,429,625	$1,670,334

The accompanying notes are an integral part of the financial statements

2

CADENCE II, LLC
dba NETWORK CADENCE
STATEMENTS OF INCOME

			Unaudited Six months ended June 30, 2009	Unaudited Six months ended June 30, 2008
	For the Years Ended
	December 31, 2008	December 31, 2007

Revenue	$7,147,618	$4,345,331	$4,445,989	$3,155,354

Cost of goods sold	3,373,883	2,615,505	2,145,231	1,463,299

Gross profit	3,773,735	1,729,825	2,300,758	1,692,055

Operating Expenses
Salary and wages	465,319	73,070	515,140	222,595
Recruiting and hiring expense	118,642	53,513	9,594	87,098
Consulting expense	49,934	23,160	55,125	4,684
Marketing expense	248,517	13,569	285,799	84,808
Rent	137,222	103,245	72,898	61,952
Legal and accounting	78,685	48,597	53,667	44,428
Office expense	10,730	13,987	18,790	3,914
Travel and entertainment	23,328	8,712	17,331	10,318
Insurance	7,582	11,297	8,845	1,807
Information technology	46,118	9,222	19,142	24,233
Equipment rental	2,314	296	1,251	1,285
Utilities	18,252	12,506	11,370	7,815
Depreciation	26,769	10,119	28,112	13,385
Dues and subscriptions	8,662	12,438	6,206	3,129
Other	843	2,211	7,603	568

Total operating expenses	1,242,916	395,943	1,110,874	572,020

Operating Income	2,530,818	1,333,882	1,189,884	1,120,036

Other Income (Expense)
Interest income (expense), net	32,155	—	(10,344)	18,487
Other	428	(4,654)	—	—

Other income (expense)	32,584	(4,654)	(10,344)	18,487

Net income	$2,563,402	$1,329,228	$1,179,540	$1,138,523

The accompanying notes are an integral part of the financial statements.

3

CADENCE II, LLC
dba NETWORK CADENCE
STATEMENT OF CHANGES IN MEMBERS’ EQUITY

Members’ Equity as of December 31, 2006	$292,505

Net income for year ended December 31, 2007	1,329,228

Members’ Equity as of December 31, 2007	1,621,733

Net income for year ended December 31, 2008	2,563,402

Members’ distributions for year ended December 31, 2008	(1,820,000)

Members’ Equity as of December 31, 2008	2,365,135

Net income for six months ended June 30, 2009	1,179,540

Purchase of members’ interest	(1,172,066)

Members’ distributions for six months ended June 30, 2009	(911,261)

Members’ Equity as of June 30, 2009 (unaudited)	$1,461,348

The accompanying notes are an integral part of the financial statements.

4

CADENCE II, LLC
dba NETWORK CADENCE
STATEMENTS OF CASH FLOWS

			Unaudited Six months ended June 30, 2009	Unaudited Six months ended June 30, 2008
	For the years ended
	December 31, 2008	December 31, 2007

Operating Activities
Net Income	$2,563,402	$1,329,228	$1,179,540	$1,138,523
Adjustments to reconcile net income to net cash from operations
Depreciation	26,769	10,119	28,112	13,385
Change in assets and liabilities
Accounts receivable	107,671	(644,589)	(531,994)	407,757
Other current assets	(53,248)	(1,120)	(17,796)	1,120
Accounts payable	2,237	(50,157)	171,048	103,514
Other current liabilities	13,652	(182,651)	(3,641)	185,332

Net cash from operating activites	2,660,483	460,830	825,269	1,849,631

Investing Activities
Purchase of computer related	(22,138)	(36,492)	(16,297)	(14,952)
Purchase of equipment and machinery	(18,870)	(10,753)	(4,113)	(4,299)
Purchase of other property and equipment	(4,722)	(3,754)	(19,908)	(4,722)
Security deposits	—	(22,785)	—	—
Advances to related parties	(12,000)	—	(111,000)	(12,000)

Net cash (used in) investing activities	(57,730)	(73,783)	(151,318)	(35,973)

Financing Activities
Purchase of members’ interest	—	—	(661,977)	—
Members distributions	(1,820,000)	—	(911,261)	(800,000)

Net cash (used in) financing activities	(1,820,000)	—	(1,573,238)	(800,000)

Increase (decrease) in cash for period	$782,753	$387,046	$(899,287)	$1,013,658
Cash at beginning of period	657,013	269,966	1,439,766	657,013

Cash at end of period	$1,439,766	$657,013	$540,479	$1,670,671

Schedule of Noncash Investing and Financing Activities
Notes Payable	$—	$—	$2,800,000	$—
Goodwill	—	—	(2,437,177)	—
Purchase of members’ interest	—	—	(510,090)	—
Advances to related parties	—	—	123,000	—
Future health benefits	—	—	24,267	—

Supplemental disclosure:
Cash paid for interest during the year	—	—	—	—
Cash paid for income taxes during the year	—	—	—	—

The accompanying notes are an integral part of the financial statements.

5

CADENCE II, LLC
dba NETWORK CADENCE
NOTES TO FINANCIAL STATEMENTS
June 30, 2009, December 31, 2008 and 2007
(References to June 30, 2009 are unaudited)

(1) Summary of Accounting Policies, and Description of Business

This summary of significant accounting policies of Cadence II, LLC (Company) is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.

(a) Organization and Description of Business

The Company was organized as Cadence Incorporated in March 2006 under the laws of the State of Colorado. Effective September 2006, the Company changed its name to Cadence, LLC. Effective November 2007, a new entity, Cadence II, LLC, was organized and merged with Cadence, LLC, with Cadence II, LLC being the surviving entity. As a result of the merger, the historical financial statements include the accounts and operations of Cadence II, LLC and Cadence, LLC. The Company is a privately held professional services company focused on operating support systems (“OSS”) for communication service providers (“CSP”). On August 31, 2009, Sage Interactive, Inc.(“Sage”) consummated a share exchange with the sole member of the Company, pursuant to which Sage acquired all of the membership interest in the Company in exchange for the issuance of shares of its common stock representing 92.0% of its issued and outstanding common stock (the “Share Exchange”). After the Share Exchange, its business operations consist of those of the Company.

(b) Unaudited interim financial information

The interim financial statements as of June 30, 2009, and the six months ended June 30, 2009 and 2008, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial reporting. These financial statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal reoccurring adjustments and accruals) necessary to present fairly the financial statements for periods presented in accordance with generally accepted accounting principles. Operating results for the six months ended June 30, 2009 may not be indicative of the results for the year ending December 31, 2009. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with the rules and regulations of the SEC.

(c) Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(d) Recent Accounting Pronouncements

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework and gives guidance regarding the methods used in measuring fair value, and expands disclosures about fair value measurements. SFAS 157 is applicable whenever another accounting pronouncement requires or permits assets and liabilities to be measured at fair value. SFAS 157 does not expand or require any new fair value measures; however the application of this statement may change current practice. SFAS 157 is effective for fiscal years beginning after November 15, 2007 and as a result, is effective for the Company’s fiscal year beginning January 1, 2008.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB statement No. 115” (“SFAS19”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option may be elected on an instrument-by-instrument basis, with few exceptions. SFAS 159 also establishes presentation and disclosure requirement to facilitate comparisons between companies that choose different measurement attributes for similar assets and liabilities. SFAS 159 is effective for fiscal years beginning after November 15, 2007. While the Company is currently evaluating the impact of adopting SFAS 159, management does not expect that it will have a material effect on the Company’s financial condition or results of operations.

6

(d) Recent Accounting Pronouncements (Continued)

In December 2007, the FASB issued Statement of Financial Accounting Standard No. 141 (Revised 2007), Business Combinations (“SFAS 141(R)”). SFAS 141(R) addresses fair value accounting and the related disclosure for assets and liabilities acquired in a business combination. SFAS 141(R) is effective for the Company as of January 1, 2009. The Company is currently evaluating the impact this standard may have on business acquisitions it may complete after September 30, 2009.

In December 2007, the FASB issued Statement of Financial Accounting Standard No. 160, Noncontrolling Interests in Consolidated Financial Statements (“SFAS 160”). SFAS 160 changes the accounting and reporting for the noncontrolling interests in a subsidiary in consolidated financial statements. SFAS 160 recharacterizes minority interests as noncontrolling interests and requires noncontrolling interests to be classified as a component of shareholders’ equity. SFAS 160 is effective for the Company as of January 1, 2009 and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. The Company does not expect the adoption of SFAS 160 to have a material impact on its financial statements.

In March 2008, the FASB issued Statement of Financial Accounting Standard No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of SFAS No. 133 (“SFAS 161”). This Standard requires enhanced disclosures regarding derivatives and hedging activities. SFAS 161 is effective for the Company beginning January 1, 2009. SFAS 161 will not have a material impact on the Company’s financial statements.

In April 2008, the FASB issued Staff Position No. 142-3, Determination of the Useful Life of Intangible Assets (“FSP 142-3”). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142. FSP 142-3 is effective for the Company as of January 1, 2009. Early adoption is prohibited. The Company is currently evaluating the impact FSP 142-3 may have on its financial statements.

The Company periodically reviews new accounting standards that are issued. Although some of these accounting standards may be applicable to the Company, the Company has not identified any other new standards that it believes merit further discussion, and the Company expects that none would have a significant impact on its financial statements.

(e) Cash and Cash Equivalents

The Company considers all cash-on-hand, cash in banks and all highly liquid debt instruments purchased with an original maturity of three months or less to be cash and cash equivalents.

(f) Accounts Receivable

Accounts receivable include uncollateralized customer obligations due under normal trade terms and do not bear interest.

The carrying amount of accounts receivable is reduced by a valuation allowance for doubtful accounts that reflects management’s best estimate of the amounts that will not be collected resulting from past due amounts from customers. There was no allowance for doubtful accounts at June 30, 2009, December 31, 2008 and December 31, 2009, since the total balance of accounts receivable was collected subsequent to these dates.

(g) Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” as revised by SAB 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred or services are performed, the price is fixed or readily determinable and collectability is probable. Sales are recorded net of sales discounts.

(h) Property and Equipment

Equipment and furniture are carried at historical cost, net of accumulated depreciation. Depreciation is computed using straight-line methods over the estimated useful lives of the assets, ranging from 3 to 7 years. Expenditures for repairs and maintenance which do not materially extend the useful lives of equipment and furniture are charged to operations.

7

(i) Advertising Expense

The Company expenses advertising costs as they are incurred. No advertising expense was incurred for the six months ended June 30, 2009 or for the years ended December 31, 2008 and 2007, respectively.

(j) Concentration of Credit Risk

The Company primarily sells its services to customers in the communications industry in the United States on an uncollateralized, open credit basis. For the years ended December 31 2008 and 2007, one customer accounted for 100% and 96% of the revenue, respectively.

Cash is maintained at financial institutions. The Federal Deposit Insurance Corporation (“FDIC”) currently insures accounts at each institution for up to $250,000. At times, cash balances may exceed the FDIC insurance limit of $250,000.

(k) Fair Value Determination

Financial instruments consist of cash, accounts, accounts payable, accrued expenses and short-term borrowings. The carrying amount of these financial instruments approximates fair value due to their short-term nature or the current rates at which the Company could borrow funds with similar remaining maturities.

Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

(l) Long-Lived Assets

The Company accounts for its long-lived assets in accordance with Statement of Financial Accounting Standards 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). The Company’s primary long-lived assets are Goodwill and property and equipment. SFAS 144 requires a company to assess the recoverability of its long-lived assets whenever events and circumstances indicate the carrying value of an asset or asset group may not be recoverable from estimated future cash flows expected to result from its use and eventual disposition. Additionally, the standard requires expected future operating losses from discontinued operations to be displayed in discontinued operations in the period(s) in which the losses are incurred, rather than as of the measurement date. No impairment charges have been recorded as of June 30, 2009. Management does not believe the Goodwill associated with its recent acquisition is impaired.

(m) Other

The Company currently has selected December 31 as its fiscal year end.

(2) Property and Equipment

Property and equipment are recorded at cost. Replacements and major improvements are capitalized while maintenance and repairs are charged to expense as incurred. Depreciation is provided using primarily straight line methods over the estimated useful lives of the related assets.

8

Property and equipment at June 30, 2009, December 31, 2008 and 2007 consisted of the following:

	Unaudited June 30, 2009	December 31, 2008	December 31, 2007

Computer related	$74,927	$58,630	$36,492
Equipment and machinery	33,735	29,623	10,753
Other property and equipment	28,384	8,476	3,754

Subtotal	137,046	96,729	50,998
Accumulated depreciation	(65,000)	(36,888)	(10,119)

Net property and equipment	$72,046	$59,840	$40,879

(3) Leases

Operating Leases

The Company has a lease commitment for its office facility. This lease has a monthly rental payment of approximately $11,400 at December 31, 2008 and expires in 2010. The following is a schedule by years of future minimum lease payments under non-cancelable operating leases as of December 31, 2008.

Total minimum lease payments: Year ended December,
2009	$136,704
2010	45,568

Total minimum lease payments under current obligations	$182,272

(4) Goodwill

Goodwill represents the excess of acquisition cost over the net assets acquired in a business combination and is not amortized in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets. The provisions of SFAS No. 142 require that the Company allocate its goodwill to its various reporting units, determine the carrying value of those businesses, and estimate the fair value of the reporting units so that a two-step goodwill impairment test can be performed. In the first step of the goodwill impairment test, the fair value of each reporting unit is compared to its carrying value. Management reviews, on an annual basis, the carrying value of goodwill in order to determine whether impairment has occurred. Impairment is based on several factors including the Company’s projection of future discounted operating cash flows. If an impairment of the carrying value were to be indicated by this review, the Company would perform the second step of the goodwill impairment test in order to determine the amount of goodwill impairment, if any.

The changes in the carrying amount of goodwill for the period ended June 30, 2009 is as follows: (see Note 7):

Balance as of December 31, 2008	$—
Goodwill acquired during the six months ended June 30, 2009	2,437,177

Balance as of June 30, 2009	$2,437,177

9

(5) Income Taxes

No provision for income tax has been provided in the financial statements since the Company has elected to be taxed as a partnership, whereby all income or losses flow through to the partner for income tax reporting purposes. The Company is on the cash basis of accounting for income tax purposes.

(5) Commitments and Contingencies

Long-term Employee Incentive Plan

Effective May 15, 2008, the Company entered into a Long-term Employee Incentive Plan (the “Plan”) to provide incentives to key employees by providing for bonus awards in connection with a sale of the Company. A sale of the Company is defined as (i) the transfer for value of all or substantially all of the outstanding equity interest in the Company, including pursuant to a merger, consolidation or other business combination transaction, or (ii) the sale of all or substantially all of the Company’s assets, in either case in a single transaction or series of related transactions. A Sale of the Company shall not include any merger, consolidation, reorganization or similar transaction in which holders of the Company’s outstanding equity securities immediately prior to such transaction own at least a majority of the equity interest in the surviving equity immediately following such transaction. In the event of a sale of the Company, a Bonus Pool shall be established for the benefit of eligible Participants based on the aggregate transaction consideration received with respect to such Sale of the Company. The Bonus Pool was an amount equal to 25% of the aggregate transaction consideration. The total number of Bonus Units authorized for issuance under this Plan was 5,000,000, and as of December 31, 2008 and June 30, 2009, there were 2,150,000 and 2,300,000 outstanding, respectively. No liability has been recorded related to these Bonus Units since payment was contingent solely on the sale of the Company. Effective August 31, 2009, the Plan was terminated pursuant to its terms and all outstanding Bonus Units were forfeited by the Plan’s participants.

Consulting Agreements

The Company has entered into a variety of consulting agreements for services to be provided to the Company in the ordinary course of business. These agreements call for various payments upon performance of services and are generally short-term.

(6) Related Party Transactions

In 2009 and 2008, the Company advanced two of its members $12,000 and $110,000, respectively for the purchase of a six week interest in a timeshare condominium in Steamboat Springs, Colorado. This property was transferred to Pat and Ann Burke as part of John McCawley’s purchase of their interest on May 26, 2009 (See footnote 7 below).

(7) Purchase of Members’ Interest

On May 26, 2009, the member interests of Pat Burke and Ann Burke totaling 51% of the company were purchased by John McCawley. The aggregate purchase price was $3,609,244 which was comprised of $661,977 in cash, $2,800,000 in a promissory note, $123,000 in property, and $24,267 estimated value in future health insurance benefits for the two members. The note is being repaid in 10 equal quarterly installments of $280,000 beginning August 26, 2009 with a maturity date of November 30, 2011. The note bears interest at Prime plus 4%. Effective January 1, 2010, the Company is required to keep a cash balance of at least $750,000.

This transaction was accounted for in accordance with Statement of Financial Accounting Standards No. 141R, Business Combinations (“SFAS 141R”).

The following table summarizes the carrying values of the assets acquired at the date of acquisition.

At May 26, 2009

Total purchase price	3,609,244
Less members’ equity acquired	(1,172,067)

Goodwill	$2,437,177

The excess of the purchase price over 51% of the tangible net assets (the two members’ equity accounts) was allocated to Goodwill. Accordingly, the Company recorded $2,437,177 in Goodwill as a result of the transaction.

(8) Subsequent Event

On August 31, 2009, Sage Interactive, Inc.(“Sage”) consummated a share exchange with the sole member of the Company, pursuant to which Sage acquired all of the membership interest in the Company in exchange for the issuance of shares of its common stock representing 92.0% of its issued and outstanding common stock (the “Share Exchange”). After the Share Exchange, its business operations consist of those of the Company.

10

Schedule 2.6

Absence of Undisclosed Liabilities

None.

Schedule 2.13

Assets

None.

Schedule 2.14

Material Contracts

1. Services Agreement by and between Mobile Satellite Ventures LP and Cadence LLC, dated as of May 26, 2006, as amended.